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                                                                    EXHIBIT 23.1

            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors

SPSS Inc.:

We consent to the incorporation by reference in the registration statements (333-90694, 333-87374,333-57168, 333-45900, 333-25869, 33-73130, 33-80799,
33-73120, 333-63167, 33-74402, 333-75674, 333-108663, and 333-120066) on Form
S-8, and the registration statements (333-41207, 333-21025, 333-10423,
333-30460, 333-71236, and 333-108048) on Form S-3, of our report dated March
16, 2005, with respect to the consolidated balance sheets of SPSS Inc. and subsidiaries as of December 31, 2003 and 2004, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related consolidated financial statement schedule, which report appears in the December 31, 2004 annual report on the Form 10-K of SPSS Inc.

Our report dated March 16, 2005, contains an explanatory paragraph that refers to the Company's adoption of Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Liabilities and Equity," effective July 1, 2003.

                                                   /s/ KPMG LLP
                                                   -----------------------------
                                                   KPMG LLP

Chicago, Illinois
March 16, 2005